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                                                                    Exhibit 4.2



                                 ARQULE, INC.

                        WARRANT TO PURCHASE COMMON STOCK

     ArQule, Inc. (the "COMPANY"), a Delaware corporation, in consideration of the receipt of $_____ in cash, hereby certifies that ________________________ (the "Holder"), the registered Holder of this Warrant, is entitled to subscribe for and purchase at the Exercise Price (as defined below) the number of fully paid and nonassessable shares of Common Stock of the Company which is determined by multiplying $_______ by twenty-five percent (25%) and dividing the resulting product by the Preferred Price (as defined below), subject to the provisions and upon the terms and conditions hereinafter set forth. The number of shares which may be purchased under this Warrant are subject to adjustment from time to time pursuant to the provisions of Section 5.

     This Warrant is being issued in contemplation of the next authorization and sale by the Company to investors in a private placement of shares of Convertible Preferred Stock in the Company (the "SHARE SALE"). As used herein, the term "PREFERRED PRICE" shall mean the price per share at which the Convertible Preferred Stock is sold to the investors in the Share Sale.

     As used herein, the term "COMMON SHARES" shall mean the Common Stock of the Company, $.01 par value per share, that is authorized as of the date of the Share Sale and any shares into or for which such Common Shares may thereafter be converted or exchanged.

     1. TERM OF WARRANT. The purchase or conversion right represented by this Warrant is exercisable, in whole or in part, at any time during the period beginning on January 1, 1995 and ending on the earlier of December 31, 1999 or the effective date of an initial public offering of the Company's Common Stock which would cause the automatic conversion of the Company's Convertible Preferred Stock.

     2. EXERCISE PRICE. The initial exercise price of this Warrant shall be equal to the fair market value of a share of the Company's Common Stock as determined by the Board of Directors of the Company immediately following the Share Sale, subject to adjustment from time to time pursuant to the provisions of Section 5 (the "EXERCISE PRICE").

     3.   METHOD OF EXERCISE OR CONVERSION; PAYMENT; ISSUANCE OF NEW WARRANT.

          (a) EXERCISE. Subject to Section 1 above, the Holder may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Exercise Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as set forth above.





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In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within fifteen (15) days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such fifteen (15) day period.

          (b) CASHLESS EXERCISE. Subject to Section 1 hereof, the Holder may convert this Warrant (the "CONVERSION RIGHT"), in whole or in part, by surrendering this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company and specifying the number of shares subject to this Warrant that the Holder desires to convert into the number of Common Shares calculated pursuant to the following formula:

                                  X = Y (A - B)
                                      --------
                                         A

     where:    X =  the number of Common Shares to be issued to the Holder;

               Y = the number of Common Shares subject to this Warrant for which the Conversion Right is being exercised;

               A =  the fair market value of one share of the Common Shares;

               B =  the Exercise Price

     As used herein, the fair market value of a share of the Common Shares shall mean, with respect to each share of the Common Shares, the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the average of the bid and offer price per share on NASDAQ, in each case averaged over the ten (10) trading days consisting of the day as of which the current fair market value of Common Stock is being determined and the nine (9) consecutive business days prior to such day. If at any time such quotations are not available, the current fair market value of a share of the Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for Common Shares sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless (i) the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of a share of the Common Shares shall be deemed to be the value received by the Holders of the Common Shares for each share of the Common Shares pursuant to the Company's acquisition; or (ii) the Holder shall exercise its Conversion Right to purchase such shares within fifteen (15) days prior to the closing date of the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act"), in which case, the fair market value of a



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share of the Common Shares shall be the price per share of Common Stock at which all registered shares are sold to the public in such offering.

     4. SHARES FULLY PAID; RESERVATION OF SHARES. All Common Shares which may be issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The kind of securities purchasable upon the exercise of this Warrant, the Exercise Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

          (a) RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a Holder of one share of the Common Shares. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. No consolidation or merger of the Company with or into another corporation referred to in the first sentence of this paragraph (b) shall be consummated unless the successor or purchasing corporation referred to above shall have agreed to issue a new Warrant as provided in this Section 5. The provisions of this subsection
(a) shall similarly apply to successive reclassification, changes, consolidations, mergers and transfers.

          (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Shares, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c) DIVIDENDS OR DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend or make any other distribution with respect to Common Shares that is payable in Common Shares, except as provided in paragraphs (a) and (b) above, then the Exercise Price shall be adjusted, from and after the


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date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Shares outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of shares of Common Shares outstanding immediately after such dividend or distribution.

          (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Exercise Price pursuant to any of Sections 5 (a) through (c), the number of shares of Common Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

     6. NOTICE OF ADJUSTMENTS. Whenever any Exercise Price shall be adjusted pursuant to Section 5 above, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Exercise Price after giving effect to such adjustment and the number of Common Shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 11(d) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

     7. FRACTIONAL SHARES. No fractional shares of Common Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

     8. COMPLIANCE WITH THE ACT. The Holder agrees that this Warrant and the Common Shares to be issued upon the exercise hereof are being acquired for investment for the Holder's own account and not with a view toward distribution thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any Common Shares to be issued upon exercise hereof unless this Warrant of such Common Shares has been registered under the Act and applicable state securities laws or (i) registration under applicable state securities laws is not required and (ii) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required.

     9.   TRANSFER AND EXCHANGE OF WARRANT.

          (a) TRANSFER. The rights granted to the Holder may be transferred or succeeded to only by any other Holder or any general or limited partner, officer or other affiliate (within the meaning of Rule 144 under the Act) of any Holder; PROVIDED, HOWEVER, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned and provided that this Warrant is not transferred to more than fifteen (15) Holders in the aggregate.



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          (b)  EXCHANGE. Subject to compliance with the terms hereof, this
Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable; provided, that the last Holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to transfer hereof on the books of the Company, any notice to the contrary notwithstanding, unless and until such Holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

     10. COMPANY COVENANT. The Company shall use its best efforts to promptly effect the Share Sale. If the Share Sale is not completed by December 31, 1994, then at the request of the Holder made at any time prior to the Share Sale, the Company and the Holder shall determine in good faith a Preferred Price and Exercise Price.

     11.  MISCELLANEOUS.

          (a) NO RIGHTS AS SHAREHOLDER. Except as provided in the Agreement, no Holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the Holder of Common Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants shall have been exercised and the Common Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

          (c)  NOTICE OF CAPITAL CHANGES. In the event that:

               (i) the Company shall declare any dividend or distribution payable to the holders of its Common Shares;



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               (ii)    there shall be any capital reorganization or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

               (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in any one or more of said cases, the Company shall give the Holder of this Warrant written notice, in the manner set forth in subparagraph (d) below, of the date on which a record shall be taken for such dividend or distribution, or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least thirty
(30) days prior to the transaction in question and not less than twenty (20) days prior to the record date in respect thereof.

          (d) NOTICE. Any notice given to either party under this Warrant shall be in writing and shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

          (e) NO IMPAIRMENT. Subject to Section 11(g) hereof, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in the Warrant.

          (f) GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of Delaware.

          (g) AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Warrant, any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Section 10 of this Warrant may not be amended or waived without the prior written consent of the Partnership in addition to the written consent of the parties.



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     IN WITNESS WHEREOF, this Warrant is executed by the duly authorized representative of the Company and shall be effective as of _______ __, 199_.

                                   ARQULE, INC.

                                   By:
                                      ________________________________________





















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                                                                      EXHIBIT 1
                                                                      ---------

                               NOTICE OF EXERCISE
                               ------------------

TO:  ARQULE, INC.

     1.   Check Box that Applies:

     | | The undersigned hereby elects to purchase Common Shares pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     | | The undersigned hereby elects to convert the attached warrant into _________ Common Shares pursuant to the terms of the attached Warrant.

     2. Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:


                         _________________________________________
                                          (Name)


                         _________________________________________

                         _________________________________________
                                         (Address)

     3. The undersigned represents that the aforesaid Common Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



                                        _______________________________________
                                        Signature













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